Exhibit 99.1

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	John Flanagan
866-211-8151	203-682-8222

B&G Foods Appoints General Counsel

Parsippany, N.J., July 18, 2005 – B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today announced that Scott E. Lerner has been appointed Vice President, General Counsel and Secretary.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “Formerly our external legal counsel, Scott already has substantial experience working with B&G Foods.  His familiarity with the company and our operations is clearly a valuable asset as we welcome him on board, and we look forward to continuing to benefit from his expertise and his future contributions.”

Mr. Lerner joins B&G Foods from the international law firm Dechert LLP, where he was an associate in the corporate and securities and mergers and acquisitions practice groups.  Mr. Lerner earned a Bachelor of Science degree in Business Management from Cornell University and a Juris Doctor degree from the University of Pennsylvania Law School.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include Mexican-style sauces, pickles and peppers, hot sauces, wine vinegar, maple syrup, molasses, fruit spreads, pasta sauces, beans, spices, salad dressings, marinades, taco kits, salsas and taco shells. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, N.J., B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Up Country Organics, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”   Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.